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The E.W. Scripps Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION TABLES

THE E. W. SCRIPPS COMPANY

Scripps Center
312 Walnut Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2007

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Thursday, April 26, 2007, at 10:00 a.m., local time, for the following purposes:

1. to fix the number of directors and to elect persons as directors of the Company; and

2. to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 1, 2007, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We have enclosed the 2006 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.

It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

Your proxy is being solicited by the board of directors.

Mary Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs

March 16, 2007

The E. W. Scripps Company

312 Walnut Street
Cincinnati, Ohio 45202

PROXY STATEMENT

2007 ANNUAL MEETING
April 26, 2007

This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about March 15, 2007. It is furnished in connection with the solicitation of proxies by the Board of Directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders which will be held on Thursday, April 26, 2007.

The close of business on March 1, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On March 1, 2007, the Company had outstanding 133,275,360 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 36,568,226 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

PROPOSAL 1

Election of Directors

A board of twelve directors is to be elected, four by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected. All directors will hold office until the next Annual Meeting of Shareholders.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the four directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares
David A. Galloway (1)	63	2002	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
Nicholas B. Paumgarten (2)	61	1988	Chairman, Corsair Capital LLC (an investment firm) since March 2006, Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).
Ronald W. Tysoe (3)	53	1996	Senior Advisor of Perella Weinberg Partners LP since October 2006. Vice Chairman from April 1990 to October 2006 of Federated Department Stores, Inc.
Julie A. Wrigley	58	1997	President and CEO of Wrigley Investments, LLC since March 1999, Chairman and CEO of Wrigley Management Inc. from 1995 through 1998, Assistant to the President/CEO of Wm. Wrigley Jr. Company from 1994 through 1998, Investment Advisor & Manager of Wrigley Family Trusts and Estates from 1977 through 1998.

Nominees for Election by Holders of Common Voting Shares
William R. Burleigh (4)	71	1990	Chairman of the Company since May 1999. Chief Executive Officer from May 1996 to September 2000, President from August 1994 to January 2000, Chief Operating Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice President/Newspapers and Publishing from September 1986 to March 1990.
John H. Burlingame (5)	73	1988	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002, Senior Partner from January 1998 to December 1999, Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
Kenneth W. Lowe (6)	56	2000	President and Chief Executive Officer of the Company since October 2000, and President and Chief Operating Officer from January 2000 to September 2000. Chairman and CEO of Scripps Networks, a subsidiary of the Company, from 1994 to January 2000.
Jarl Mohn (7)	55	2002	Trustee of the Mohn Family Trust since September 1991; President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002. President and CEO of E! Entertainment Television from January 1990 to December 1998.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Jeffrey Sagansky (8)	55	2003	Chairman, Allumination Home Entertainment since April 2005; Chairman, People’s Choice Cable TV since January 2005; Vice Chairman of Paxson Communications from December 2002 to August 2003. President and CEO of Paxson from 1998 to December 2002. Co-President, Sony Pictures Entertainment, from 1996 to 1998. President of CBS Entertainment 1990 to 1994.
Nackey E. Scagliotti (5)(9)	61	1999	Chairman of the Board of Directors since May 1999 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
Edward W. Scripps (5)(9)	48	1998	Lifetime Emeritus Trustee of the Scripps Howard Foundation. Trustee of the Scripps Howard Foundation from August 2001 to July 2004 and from 1994 through 1998. Vice President of Scripps Howard Foundation from 1995 through 1998. News Director at KJRH-TV, a division of a subsidiary of the Company from February 1983 through September 1993.
Paul K. Scripps (9)(10)	61	1986	Vice President/Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal, and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company), Harris Bankmont (a Midwest bank), and Abitibi Consolidated (a paper and forest products company).

(2)	Mr. Paumgarten is a director of Compucredit (a credit card company) and Post Properties, Inc. (a real estate investment trust).

(3)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce and of Ohio Casualty Corporation (the holding company of The Ohio Casualty Insurance Company).

(4)	Mr. Burleigh is a director of Ohio National Financial Services Company (a mutual insurance and financial services company).

(5)	Mr. Burlingame, Mrs. Scagliotti and Mr. Edward W. Scripps are trustees of The Edward W. Scripps Trust.

(6)	Mr. Lowe is a director of Fifth Third Bancorp (a Midwest bank) but is not standing for reelection at its 2007 annual meeting of shareholders.

(7)	Mr. Mohn is a director and non-executive chairman of CNET (an advertising supported collection of special interest Web sites) and a director of XM Satellite Radio Holdings, Inc. (a satellite radio service provider), MobiTV (a private company that provides live television and video programming to cell phones), KickApps (a software company with applications to create social networks and community), and Azureus (a peer to peer video distribution platform).

(8)	Mr. Sagansky is a director of American Media (a publishing company).

(9)	Mrs. Scagliotti and Mr. Edward W. Scripps are first cousins and are income beneficiaries of The Edward W. Scripps Trust. Mr. Paul K. Scripps is a second cousin to Mrs. Scagliotti and Mr. Edward W. Scripps.

(10)	Mr. Paul K. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See “Certain Transactions — John P. Scripps Newspapers.”

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of December 31, 2006, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
	Class A		Voting
Name and Address of Beneficial Owner	Common Shares	Percent	Shares	Percent

The Edward W. Scripps Trust (1)	39,192,222	29.41%	32,080,000	87.73%
13350 Metro Parkway, Suite 301 Fort Myers, Florida 33966-4796
Paul K. Scripps and John P. Scripps Trust (2)	1,230	.00%	3,232,226	8.84%
5360 Jackson Drive, Suite 206 La Mesa, California 91942
Capital Research and Management Company (3)	7,626,200	5.72%	—	—
333 South Hope Street Los Angeles, California 90071-1406
Harris Associates L.P. (4)	7,603,700	5.71%	—	—
1290 Avenue of the Americas New York, New York 10104

(1)	Under the Trust Agreement establishing The Edward W. Scripps Trust (the “Trust”), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are John H. Burlingame, Edward W. Scripps and Nackey Scagliotti. The Trust will terminate upon the death of one individual. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to the grandchildren of Robert Paine Scripps (a son of Edward W. Scripps), of whom there are 27. Certain of these grandchildren have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See “Certain Transactions — Scripps Family Agreement.”

(2)	See footnote 5 to the table under “Security Ownership of Management.”

(3)	Capital Research and Management Company filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 7, 2007. The information in the table is based on the information contained in such filing for the year ended 2006. Such report states that Capital Research and Management Company has sole voting power over 6,626,200 shares and sole investment power over 7,626,200 shares.

(4)	Harris Associates LLP filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 14, 2007. The information in the table is based on the information contained in such filing for the year ended 2006. Such report states that Harris Research Associates LLP has shared voting power over 4,750,000 shares and sole investment power over 2,853,700 shares.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2007, by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. Also included in the table are shares owned by The Edward W. Scripps Trust, the trustees of which are directors of the Company.

			Total
			Class A		Common
Name of Individual or	Class A	Exercisable	Common		Voting
Number of Persons in Group	Common Shares(1)	Options(2)	Shares(3)	Percent	Shares	Percent

William R. Burleigh	84,830	320,000	404,830	*	—	—
John H. Burlingame (4)	1,428	50,00	51,428	*	—	—
David A. Galloway	2,000	35,000	37,000	*	—	—
Kenneth W. Lowe	341,153	1,294,167	1,635,320	1.23%	—	—
Jarl Mohn (5)	600	40,000	40,600	*	—	—
Nicholas B. Paumgarten (6)	2,500	67,800	70,300	*	—	—
Jeffrey Sagansky	—	25,000	25,000	*	—	—
Nackey E. Scagliotti (4)	400	64,000	64,400	*	—	—
Edward W. Scripps (4)	2,000	64,000	66,000	*	—	—
Paul K. Scripps (7)	1,230	40,000	41,230	*	3,232,226	8.84%
Ronald W. Tysoe	—	70,000	70,000	*	—	—
Julie A. Wrigley	64,144	40,000	104,144	*	—	—
Richard A. Boehne	33,988	635,000	668,988	*	—	—
Joseph G. NeCastro	17,182	175,000	192,182	*	—	—
Mark G. Contreras	7,832	20,835	28,667	*	—	—
John F. Lansing	21,035	216,501	237,536	*	—	—
All directors and executive officers as a group (20 persons)(8)	39,801,427	3,350,473	43,151,900	32.38%	35,312,226	96.57%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The shares listed for each of the officers and directors include Class A Common Shares underlying exercisable options and options that will be exercisable within 60 days of January 31, 2007.

(3)	The shares listed do not include the balances held in any of the directors’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors. None of the shares listed for any officer or director is pledged as a security for any obligation, such as pursuant to a loan arrangement or agreement or pursuant to any margin account agreement.

(4)	These persons are trustees of the Trust and have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(5)	The shares for Mr. Mohn include shares held in an S corporation that is 100 percent controlled by The Mohn Family Trust.

(6)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

(7)	The shares listed for Mr. Paul K. Scripps include 239,040 Common Voting Shares and 816 Class A Common Shares held in various trusts for the benefit of certain of his relatives and 208 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife. The shares listed also include 2,890,906 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 698,036 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

(8)	Please see footnote 1 under Report on the Security Ownership of Certain Beneficial Owners.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2006 Board Meetings

During 2006, the board held four regularly scheduled meetings and three special meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2006.

Executive Sessions of Directors

Executive sessions of nonmanagement directors are held regularly. The director who presides at these meetings is the chairman of the board of directors or another director selected by the board at the time of such meeting.

Committee Charters

The charters of the audit, compensation and nominating & governance committees are available for review on the Company’s Web site at www.scripps.com by first clicking on “Shareholders,” and then on, “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.  William R. Burleigh (chair), John H. Burlingame and Kenneth W. Lowe are the members of the executive committee. This committee may exercise all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees. During 2006, the executive committee held three meetings.

Audit Committee.  Ronald W. Tysoe (chair), Jeffrey Sagansky and Julie A. Wrigley are the members of the audit committee. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (1) the integrity of the company’s financial statements and financial reporting process and the company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2006, the audit committee held 10 meetings.

Compensation Committee.  David A. Galloway (chair), John H. Burlingame, Jarl Mohn, Edward W. Scripps and Ronald W. Tysoe are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the company’s directors and officers. The committee reviews and approves the company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives and makes recommendations to the board of directors. With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers of the Company. and reviews director compensation and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers or directors. In 2006, the committee did not engage any consultants but received survey data from a consultant engaged by management. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion & Analysis and related compensation disclosure included in the Company’s proxy statement. During 2006, the compensation committee held five meetings.

Incentive Plan Committee.  David A. Galloway (chair), Jarl Mohn and Ronald W. Tysoe are the members of the incentive plan committee, which approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The incentive plan committee is a subcommittee of the compensation committee and meets at the same time as the compensation committee.

Nominating & Governance Committee.  Nackey E. Scagliotti (chair), William R. Burleigh, John H. Burlingame, Nicholas B. Paumgarten and Julie A. Wrigley are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the board by identifying individuals qualified to become board members and to recommend director nominees to the board; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board in its annual review of the board’s performance; and (4) to recommend to the board nominees for each committee of the board. During 2006, the nominating & governance committee held four meetings.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by first clicking on “Shareholders,” and then on, “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Ethics are available for review on the Company’s Web site and to any shareholder who requests a printed copy.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality & misappropriation; conflict of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or two percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Communications with the Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the corporate secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. For those who wish to send such communications via e-mail, they can do so at kuprionis@scripps.com. The board has instructed the corporate secretary to review all communications so received (via regular mail or e-mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year and any director may request the secretary to forward any and all such communications to the directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. Messrs. Burleigh and Lowe attended the Company’s 2006 annual meeting of shareholders.

Director Education

When first elected to the board of directors, new members attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these strictures so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that the following directors are independent under the standards established by the NYSE: William R. Burleigh, John H. Burlingame, David A. Galloway, Jarl Mohn, Nicholas B. Paumgarten, Jeffrey Sagansky, Nackey E. Scagliotti, Paul K. Scripps, Edward W. Scripps, Ronald W. Tysoe and Julie A. Wrigley. Additionally, all of the members of its nominating & corporate governance committee and its compensation committee are independent under such standards.

Nominations for Directors

The committee will review any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Mrs. Mary Denise Kuprionis, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating & governance committee considers requirements of applicable law or listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board the requisite skills and characteristics of new board candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board. The nominating & governance committee makes recommendations to the board regarding the selection of director nominees.

NYSE Annual Written Affirmation

On June 6, 2006, the Company filed with the New York Stock Exchange the Annual Written Affirmation and the CEO Certification required under NYSE rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes. Additionally, the audit committee members have reviewed the Company’s Code of Ethics and have established guidelines for receiving and reviewing reports on issues raised by employees using the Company’s HelpLine.

•	The engagement of the Company’s independent auditors.

•	The determination as to the independence and performance of the independent auditors.

•	The determination as to the performance of the internal auditors.

•	Review of the scope of the internal and independent audit.

•	Preapproval of audit and nonaudit services.

•	Review of disclosure controls and procedures.

•	Review of management’s annual report on internal controls over financial reporting.

•	Review of annual SEC filings.

•	Review of quarterly SEC filings and other communications required to be reported to the committee by the independent auditors.

•	Review of certain regulatory and accounting matters with internal and independent auditors.

•	Consultation with independent auditors.

•	Preparation of its report for the proxy statement.

•	Committee performance evaluation.

•	Review of policies for employing former employees of the independent auditors.

•	Establishment of “whistleblowing” procedures.

•	Review of legal and regulatory compliance.

•	Evaluation of enterprise risk issues.

•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2006, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The committee also discussed with the Company’s internal auditor and with Deloitte Touche Tohmatsu, and its respective affiliates (collectively the “Deloitte Entities”), the overall scope and plan for their respective audits. The committee meets with the internal auditor and the Deloitte Entities, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte Entities to the Company for the years ended December 31, 2006 and 2005.

	2006	2005

Audit fees (1)	$1,931,100	$1,589,00
Audit-related fees (2)	420,500	374,800

Total audit and audit related	2,351,600	1,964,700

Tax compliance and preparation:
Amended returns, claims for refunds and tax payment-planning	571,200	827,900
Employee benefit plans	7,100	7,000
Other tax-related fees:
Tax consultation and planning	—	—
Other	11,900	15,200

Total tax fees	590,200	850,100

Total fees	$2,941,800	$2,814,800

(1)	This includes fees for the audit of the parent company and certain subsidiary companies, quarterly reviews, accounting consultations, comfort letters and consents.

(2)	This includes fees for due diligence assistance and other assurance-related services.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2006, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management; and

(2)	discussed with the Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). Deloitte Entities also provided to the committee the written disclosures and letter, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon these reviews and discussions, the audit committee at its February 21, 2007, meeting, approved the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2006, with the United States Securities and Exchange Commission.

The Audit Committee

Ronald W. Tysoe, Chairman
Jeffrey Sagansky
Julie A. Wrigley

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of the Company’s board of directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

David A. Galloway, Chairman
John H. Burlingame
Jarl Mohn
Edward W. Scripps
Ronald W. Tysoe

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s compensation program for its Chief Executive Officer (CEO), Mr. Kenneth W. Lowe, its Chief Financial Officer (CFO), Mr. Joseph G. NeCastro, and its other three most highly compensated executive officers, Mr. Richard W. Boehne, Executive Vice President and Chief Operating Officer, Mr. John F. Lansing, Senior Vice President/Scripps Networks and Mr. Mark G. Contreras, Senior Vice President/Newspapers. These individuals are referred to collectively as the Named Executive Officers.

Compensation Program Objectives

The compensation program for the Named Executive Officers is designed to meet the following four objectives that align with and support the Company’s strategic business goals:

•	Attract and retain executives who will lead the Company’s efforts to build long term value for shareholders

•	Reward annual operating performance and increases in shareholder value

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components

•	Maintain a straightforward compensation program so executives can easily understand what metrics drive performance and the resulting impact to their pay

General Principles Underlying the Compensation Program

The Company uses the following general principles to guide its decisions regarding the design of its compensation program and to ensure that it is consistent with the overall objectives described above:

1.  Provide a competitive compensation package. The Company believes that it must provide a competitive compensation package to successfully attract and retain executives who will lead the Company’s efforts to build long term value for shareholders. As a result, the Company believes that the executive compensation program should provide compensation (i.e., base salary, annual incentive and long-term incentive) to Named Executive Officers that is at the market median level of total compensation provided by the Company’s media industry peers. For performance that exceeds expectations, the compensation provided may be between the median and the 75th percentile. To help determine the competitive market value of each role, the Compensation Committee (“Committee”) relies, in part, on an annual benchmarking study of compensation levels of comparable executive positions within similarly sized media companies, which is published by Towers Perrin. Each year the Committee reviews information about the compensation being paid to executives in the Towers Perrin Media Industry Compensation Survey. In 2006 the peer group included publicly traded companies with revenue in excess of $1.0 billion. The following table lists the companies included in this peer group:

Towers Perrin Media Survey Public Companies with Revenues > $1.0 billion
Time Warner	New York Times
Walt Disney	Washington Post
Viacom	Knight Ridder
Comcast Cable Communications	Reader’s Digest
Clear Channel Communications	Scholastic
Thomson	Univision Communications
Gannett	Dow Jones
IAC/InterActiveCorp	Dex Media
Tribune	Belo
McGraw-Hill	Primedia
Charter Communications	ADVO
Cablevision Systems	Meredith
Adelphia Communications	McClatchy
Yahoo!

The target cash compensation (i.e., base salary and annual incentive) for 2006 for Named Executive Officers, except Mr. Lowe, was at or below the market median of the Towers Perrin Media Industry Compensation Survey, based on a regression analysis of compensation levels and revenues (consolidated or divisional as appropriate). Mr. Lowe’s cash compensation was between the median and 75th percentile. The value of long-term incentives (i.e., stock options and performance-based restricted stock) at target level brings total compensation (base salary, annual incentive, and long-term incentives) for 2006 to or slightly above the median of media industry peers in the aggregate.

2.  The Company’s compensation program should align the interests of Named Executive Officers with the interests of the Company and its shareholders. The performance-based portion of the compensation program is designed to focus the Named Executive Officers on a combination of achieving annual operating performance goals and increasing shareholder value over time. For example, the Executive Annual Incentive Plan is designed to reward Named Executive Officers for achieving specified levels of segment profit and earnings per share. Moreover, the long-term incentive plan is designed to reward Named Executive Officers for a combination of achievement of specified levels of segment profit and increases in the market value of the Company. These performance goals and metrics align the interests of Named Executive Officers with the interests of the Company and its shareholders.

3.  A significant portion of the compensation package should be tied to performance of the Company. The compensation program is weighted towards a combination of short-term and long-term performance-based incentive compensation, with the percentage of performance-based compensation increasing as the levels of executive responsibility increase. For example, of the total pay mix for Named Executive Officers during 2006, on average 70% was weighted towards annual and long-term incentives (at target levels) and 30% was weighted towards fixed components such as base salary and retirement benefits. The target pay mix for the CEO was roughly 80% variable and 20% fixed to reflect his greater job scope and responsibility.

Process for Making Compensation Decisions

Each year, the Committee reviews the base salary, annual incentive and long-term incentive compensation levels for each Named Executive Officer. This review process usually occurs in February which coincides with the reporting of the year-end financial results.

During this review, the Committee considers the value of the overall role and contribution of each executive officer, including the impact the executive officer has on the achievement of strategic priorities and operating goals for the Company. The CEO provides the Committee with a recommendation regarding the compensation levels for the four other Named Executive Officers reporting to him, taking into consideration the performance and contributions of each executive officer. After discussing these recommendations with the CEO, and after making its own evaluation of the performance of each such executive officer, the Committee establishes the base salary, annual incentive and long-term incentive targets for each Named Executive Officer other than the CEO. The Committee also evaluates the performance of the CEO, and based on this evaluation, recommends the base salary, annual incentive and long-term incentive compensation targets of the CEO for approval by the Board of Directors.

The Committee considers the value of total compensation in determining what action to take with each element of pay. Moreover, any decisions regarding particular elements of pay are reviewed and discussed in the context of overall pay objectives.

Compensation Program Elements

A summary of each element of the compensation program for Named Executive Officers is set forth below. The Committee believes that each element complements the others and that together they serve to achieve the Company’s compensation objectives.

Base Salary

The Company provides competitive base salaries to attract and retain key executive talent. The Committee believes that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives. Base salary is also used to compensate Named Executive Officers for the value of their role within and contributions to the Company.

Base salaries also form the basis for calculating other compensation opportunities for Named Executive Officers. For example, base salaries are used to determine each Named Executive Officer’s annual incentive opportunity (see “Executive Annual Incentive Plan”, below) and long-term incentive awards (see “Long-Term Incentives”, below). Moreover, base salaries are included in an executive’s “final average compensation” for purposes of determining retirement benefits (see “Retirement Plans”, below) and are included in the formula for calculating severance benefits under the employment agreements (see “Employment Agreements”, below) and in the event of a change in control (see “Change in Control Plan”, below).

The 2006 base salaries for Messrs. Boehne, NeCastro and Contreras were increased to recognize their added responsibilities during the year. Mr. Boehne was promoted to Executive Vice President and Chief Operating Officer with direct responsibility for all five operating divisions of the Company; Mr. NeCastro was promoted to Executive Vice President and Chief Financial Officer with responsibility for all corporate staff functions; and Mr. Contreras was named Senior Vice President/Newspapers with oversight responsibility for the entire newspaper division. Mr. Lowe’s base salary was not increased, and instead he received an increased target annual incentive opportunity as described below under the heading “Executive Annual Incentive Plan”. Mr. Lansing received an annual merit increase to his base salary. The table below shows the actual percent increase in base pay for each of the Named Executive Officers.

2006 Base Salary
Named Executive Officer	Increase Percent Over 2005

Mr. Lowe	0.0%
Mr. Boehne	11.1%
Mr. NeCastro	17.0%
Mr. Lansing	4.5%
Mr. Contreras	5.6%

For more information about the 2006 base salaries for each Named Executive Officers, please refer to the “Salary” column of the Summary Compensation table of this proxy statement.

Executive Annual Incentive Plan

Consistent with the Company’s emphasis on pay for performance, the Company has established the Executive Annual Incentive Plan under which Named Executive Officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved. In order to ensure that the compensation package is weighted heavily towards pay for performance, the annual incentive for 2006 represented from 45% to 120% of a Named Executive Officer’s base salary (assuming payout at the target level), depending on the executive’s level of responsibility. Moreover, annual incentives are included in an executive’s “final average compensation” for purposes of determining his retirement benefits (see “Retirement Plans”, below) and are included in the formula for calculating severance benefits under the employment agreements (see “Employment Agreement”, below) and in the event of a change in control (see “Change in Control Plan” below).

Consistent with the Company’s objectives of rewarding operating performance, the Executive Annual Incentive Plan awards are based on a formula that takes into consideration the achievement of segment profit and earnings per share goals. These measures represent 60% and 40%, respectively, of each Named Executive Officer’s target opportunity. For Named Executive Officers whose primary responsibilities are corporate-wide (Messrs. Lowe, Boehne and NeCastro), the segment profit goal was based on the consolidated performance of all the divisions of the Company. For those Named Executive Officers whose primary responsibility is managing a division or subsidiary (Messrs. Contreras and Lansing), the segment profit goal was based on performance of the division or subsidiary for which the Named Executive Officer has responsibility — i.e., the newspaper division and Scripps Networks, respectively.

The following table illustrates the 2006 target segment profit and earnings per share goals.

Segment Profit Values are in $000s	2006 Goal

Consolidated	$860,000
Scripps Networks Division	$513,900
Newspaper Division	$216,300

Earnings per share	$2.22

For 2006, the annual incentive award targets were as follows: (i) 120% of annual base salary for Mr. Lowe, (ii) 70% for Mr. Boehne, (iii) 60% for Mr. NeCastro, (iv) 50% for Mr. Lansing, and (v) 45% for Mr. Contreras which was increased to 50% upon his promotion to Senior Vice President, Newspapers. Mr. Lowe’s 2005 annual incentive target had been 100%. The increase to 120% recognizes the strong performance of the Company and supports the compensation strategy to tie more compensation to performance. Mr. Boehne’s 2005 annual incentive target was 60% and Mr. NeCastro’s was 50% — both were increased due to promotions.

The annual incentive plan compensation opportunity will vary, from 0% to 150% of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established performance goal. For example, at 100% of performance achieved, the incentive amount will be paid at 100% of the target incentive amount, for 80% of performance achieved, the incentive amount will be paid out at 20% of the target incentive amount, and at 120% of performance achieved, the incentive amount will be paid out at 150% of the target incentive amount. For performance between these levels, the annual incentive amount is prorated.

Here is an example of how the Executive Annual Incentive Plan payout is calculated for an executive with a base salary of $500,000 and a target annual incentive of 50% of base salary:

	Target			Actual
	Annual	Percent	Percent	Annual
	Incentive	of Goal	of Target	Incentive
	Amount	Attained	Earned	Amount

Annual Incentive tied to segment profit is 60%	$150,000	97.0%	85.0%	$127,500
Annual Incentive tied to earnings per share is 40%	$100,000	103.5%	106.0%	$106,000

Total	$250,000			$233,500

The following table reflects the actual achievement level for each performance goal along with the actual payout percentage for each performance goal for 2006:

			Percent of
			Actual	Payout
Segment Profit Values are in $000s	2006 Goal	2006 Actual	Achieved	Percent

Consolidated	$860,000	$853,800	99.3%	96.4%
Networks Division	$513,900	$517,400	100.7%	100.7%
Newspaper Division	$216,300	$194,400	89.9%	49.6%

Earnings per share	$2.22	$2.40	109.1%	115.2%

When establishing each performance goal and target, the Committee reserves the right to exercise discretion regarding how extraordinary items will impact the target goals and ultimate payout. Pursuant to this pre-established adjustment mechanism, the Committee adjusted the consolidated performance goals (both segment profit and earnings per share) in 2006 to take into account the Shop at Home divestiture, the acquisition of uSwitch and the contribution of one of the Company’s newspapers to a partnership. Furthermore, the Committee exercised negative discretion by decreasing the annual incentive payout for Messrs. Lowe, Boehne and NeCastro by 3.9%. This reduction in the incentive plan calculation is to account for losses at Shop at Home.

For more information on the 2006 annual incentive opportunity for Named Executive Officers, please refer to the “Grants of Plan-Based Awards” section of this proxy statement. The “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for Named Executive Officers at Threshold, Target and Maximum performance levels. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each Named Executive Officer under the Executive Bonus Plan for the 2006 performance period.

Long-term Incentives

The Company awards long-term incentive (LTI) grants to Named Executive Officers as part of its total compensation package. These LTI awards include both stock options and performance-based restricted shares. These awards are consistent with the Company’s pay for performance principles because they are designed to focus the attention of executives on achieving operational goals and increasing shareholder value over time, which in turn aligns the interest of executives with the Company’s shareholders. In order to ensure that the compensation package is weighted heavily towards pay for performance, the long-term incentive opportunity for 2006 represented at least 80 percent of a Named Executive Officer’s base salary (assuming payout at the target level), depending on the executive’s role.

The annual LTI grant is determined for each Named Executive Officer based on role, contribution and impact on achieving long-term objectives as well as aligning the executive’s total direct cash (base salary plus annual incentive plus LTI) with the competitive benchmark data. Mr. Lowe’s annual grant was the same as the prior two years and he received an additional grant tied to extending his employment agreement as described in more detail below. Mr. Boehne’s increased 25% over the prior year due to his promotion, Mr. NeCastro’s increased 18% also due to promotion, Mr. Contreras’s increased 17% to bring his award in line with other Senior Vice Presidents, and Mr. Lansing’s was the same as the prior year.

One-half of the target value of the LTI award was in the form of nonqualified stock options. The other one-half of the target LTI award was in the form of performance-based restricted stock. Prior to 2004, the Company provided stock options as the annual LTI award. The move from stock options only to a combination of options and performance-based restricted stock was implemented in 2005 with an eye towards tying operating performance to the grant of restricted stock. This shift also has several other benefits such as providing value to the Named Executive Officers earlier as well as serving as a retention tool.

The target value of the LTI award is converted to 50  percent stock options using the Black Scholes valuation method and to 50 percent target performance-based restricted shares using the fair market value of the stock on the grant date (as adjusted for vesting).

Stock Options

The stock options are granted with an exercise price equal to the fair market value of the Company’s Class A common shares on the date of grant, have an eight-year term and vest in three annual installments, beginning on the first anniversary of the date of grant. Because the value of stock options increases when the stock price increases, stock options align the interests of Named Executive Officers with those of shareholders. In addition, stock options are intended to help retain key executives because they typically vest over three years and, if not vested, are forfeited if the employee leaves the Company before retirement. For more information on the stock options granted to Named Executive Officers in 2006, including the number of shares underlying each option grant and its exercise price, please refer to the “Grants of Plan-Based Awards” section of this proxy statement. For information about the total number of stock options outstanding as of the end of 2006 with respect to each Named Executive Officer, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement.

Performance-Based Restricted Stock Awards

The performance-based restricted stock awards provide Named Executive Officers with an opportunity to receive restricted shares based on the extent to which the Company attains specified levels of segment profit. The segment profit goal was based on the consolidated performance of all the divisions of the Company. This goal was selected for all of the Named Executive Officers instead of a combination of consolidated and divisional because as a long-term reward vehicle, the Company wanted the focus to be on increasing the value of the Company as a whole. This approach encourages cooperation among the operating divisions of the Company.

The actual number of restricted shares earned will be determined based on the achievement of the consolidated segment profit goal for the preceding year. The number of restricted shares earned may vary, from 0% to 150% of the targeted number of shares granted, according to the level of consolidated performance achieved for the year relative to the performance goal. The restricted shares earned vest each March 15 of the succeeding three years (25% in year 1, 25% in year 2, and 50% in year 3).

Example:  An executive received a targeted number of performance-based restricted shares equal to 5,462 shares. The Company must achieve at least 80% of the consolidated segment profit goal in order for the executive to earn any of the restricted shares. If the Company generates less than 80% of the consolidated segment profit goal, no restricted shares are earned. If the Company generates 80% (the threshold level), 20% of the target restricted shares (or 20% times 5,462 = 1,092) are earned. Should the Company generate 100% of the consolidated segment profit goal, 100% of the target restricted shares (5,462) are earned. The maximum number of performance-based restricted shares that can be earned is 150% of the target (or 150% times 5,462 = 8,193.) This would happen if the Company achieved 120% or more of the consolidated segment profit goal.

For the 2006 plan year, the Company achieved 99.3% of the consolidated segment profit goal. That translated to 96.4% of the targeted performance-based restricted shares actually earned. So in the above example, 5,462 target performance-based restricted shares, would be multiplied by the 96.4% payout factor to come up with actual earned shares of 5,265. These shares would then vest 25% immediately (March 15th), 25% on the following March 15th and the remaining 50% on March 15th three years after the date of grant. Using this same example, 1,316 shares would vest the first year, 1,316 shares would vest the second year and the remaining 2,633 the third year.

The performance-based restricted shares are consistent with the overall objective of rewarding operational performance, since the number of shares earned depends on the extent to which the Company achieves specified consolidated segment profit levels. Moreover, the vesting schedule of the restricted shares ultimately earned provides retention incentives for Named Executive Officers and also helps to focus them on increasing the value of the Company over time.

For 2006, the goal for consolidated segment profit was $860,000,000, as adjusted to account for the Shop at Home divestiture, the acquisition of uSwitch and the contribution of one of the Company’s newspapers to a partnership. Actual performance resulted in a payout equal to 96.4% of the target number of restricted shares, after adjustments pursuant to the pre-established adjustment mechanism described above for hurricane recovery and newspaper severance.

For more information on the performance-based restricted stock awards granted to Named Executive Officers in 2006, please refer to the “Grants of Plan-Based Awards” table of this proxy statement. The “Estimated Future Payouts Under Equity Incentive Plan Awards” column of that table provides the estimated number of restricted shares earned for each Named Executive Officer at Threshold, Target and Maximum performance levels. For information about the total number of restricted shares outstanding as of the end of 2006 with respect to each Named Executive Officer, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement.

The values of the LTI grants for 2006 are provided in the following table:

	Value of 2006 Stock Option	Value of 2006 Performance-based
	Awards (using Grant Date	Restricted Stock Awards (using
Named Executive Officer	Binomial Lattice Value)	Grant Date Fair Market Value)

Mr. Lowe	125,000 options $1,609,139	34,989 shares $1,713,586
Mr. Lowe — 2nd grant tied to employment contract extension	125,000 options $1,609,139	50,000 shares $2,513,000
Mr. Boehne	75,000 options $883,500	22,976 shares $1,028,176
Mr. NeCastro	50,000 options $589,000	15,317 shares $685,436
Mr. Lansing	32,500 options $418,376	9,110 shares $445,525
Mr. Contreras	17,500 options $225,279	4,905 shares $239,879
Mr. Contreras — 2nd grant tied to promotion	15,000 options $176,700	n/a

Equity Grant Practices

The Incentive Plan Committee (a sub-committee of the Compensation Committee) grants annual equity awards at the February meeting of the Committee. This meeting date is set typically two years in advance. The Company does not employ any policies or practices that allow for timing stock option grants or performance-based restricted stock grants prior to the release of material nonpublic information.

Additional Equity Awards

In 2006, there were a number of circumstances that resulted in different timing for some LTI grants to Named Executive Officers as well as additional grants of restricted stock and stock options to Mr. Lowe. Messrs. Boehne, NeCastro and Contreras received grants that were tied to the effective date of their promotions to Executive Vice President and Chief Operating Officer, Executive Vice President and CFO, and Senior Vice President, Newspapers, respectively. Mr. Lowe received two additional grants that were tied to a decision to extend his employment agreement to December 31, 2008. He received a grant of 50,000 restricted shares and 125,000 options in addition to his annual grant of stock options and performance-based restricted shares. These additional grants vest equally over three years and are contingent upon the continued employment of Mr. Lowe through each vesting date. All of Mr. Lowe’s grants were approved on the date of the Company’s Board of Directors meeting, February 23, 2006, when the full Board approved the extension of his employment contract and related pay actions. These grants were in addition to his annual grant of 125,000 stock options and his performance-based restricted share target of 34,989, described above.

Retirement Plans

Named Executive Officers and substantially all other non-union employees of the Company participate in a defined benefit pension plan. Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to $46,344 (the 2006 social security integration level) plus 1.25% of average final compensation in excess of $46,344 multiplied by the employee’s years of service. Under the terms of the pension plan, participants who leave the Company after age 55 and with at least 10 years of service (early retirement) can receive an unreduced pension at age 62 and prior to age 62 with a 5% reduction per year. For those who leave before or after attaining age 55 with less than 10 years of service, the reduction is 6% per year from age 65.

In order to attract and retain key executive talent at the Company, the Committee believes that it is important to provide the executive officers, including the Named Executive Officers, with retirement benefits that are in addition to those generally provided to its employees. As a result, the Company supplements pension payments for all executives whose pay and contributions exceed the IRS limitations through the Scripps Supplemental Executive Retirement Plan (SERP). The additional benefit under the SERP is calculated at the 1.25% formula of wages in excess of the IRS wage limit of $200,000 (indexed) based on the individual’s final average compensation (highest five consecutive years out of last 11 years). Upon termination or retirement, a benefit is calculated under the qualified plan without regard to IRS limitations and the portion not payable by the pension plan is paid under the SERP. For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table of this proxy statement.

Named Executive Officers may also defer specified portions of their compensation under the 401(k) plan and the Executive Deferred Compensation Plan. Moreover, the Company makes a matching contribution of 50% up to the first 6% of base salary on behalf of each Named Executive Officer under the 401(k) Plan and the Executive Deferred Compensation Plan. The Company provides this match to all eligible employees to encourage participation and to provide a competitive retirement benefit. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

Employment Agreements

All five of the Named Executive Officers have entered into employment agreements with the Company. These employment agreements enhance retention incentives for Named Executive Officers and also protect the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

On June 16, 2003, the Company entered into an employment agreement with Mr. Lowe, pursuant to which he serves as President and Chief Executive Officer and as a member of the board of directors. On May 10, 2006, the agreement was extended through December 31, 2008, and thereafter renews for successive one-year terms unless either party provides notice not to extend. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than that paid to him for the immediately preceding year and an annual target bonus opportunity equal to no less than 80% of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) life insurance equal to his base salary; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year, the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreement for Mr. Lansing

Effective January 1, 2004, the Company entered into an employment agreement with Mr. Lansing. The term of the agreement expires on December 31, 2008. During the term, Mr. Lansing is entitled to an annual base salary of no less than $550,000 and a target annual incentive opportunity of no less than 50% of base salary. Mr. Lansing is also entitled to all benefits provided to senior level executives in accordance with the Company’s policies from time to time in effect.

Other Employment Agreements

In June 2006, the Company entered into an employment agreement with Mr. Boehne, Mr. NeCastro, and Mr. Contreras. The agreements have a three year term that extends for an additional year on each anniversary of the first day of the terms, unless the Company provides notice not to extend. During the term, (i) the annual base salary for each executive will be no less than $650,000 for Mr. Boehne, $550,000 for Mr. NeCastro, and $475,000 for Mr. Contreras; (ii) the target bonus opportunity will be 70% of base salary for Mr. Boehne, 60% of base salary for Mr. NeCastro and no less than 50% of base salary for Mr. Contreras; (iii) each executive is eligible to participate in all equity incentive plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company;

and (iv) each executive is also entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year ($10,000 per year for Mr. Contreras), the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Please refer to the “Potential Payments Upon Termination or Change in Control” table of this proxy statement for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his employment agreement in connection with his termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Change in Control Plan

Each Named Executive Officer participates in the Senior Executive Change in Control Plan except Mr. Lowe who is covered in the case of a change in control under his employment agreement. Under the plan, all equity awards held by Named Executive Officers would vest upon a “change in control” of the Company. Moreover, each Named Executive Officer would be entitled to certain payments and benefits if a “change in control” were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment with the Company for “good reason” within a two-year period following such “change in control”. The Company believes that the plan is an important element of its compensation program because it allows Named Executive Officers to focus on the Company’s business and objectively evaluate any future proposals during potential “change in control” transactions. It also assists the Company in attracting and retaining senior executives. For more information on the plan, including a description of the payments and benefits available under the plan, please refer to the “Potential Payments Upon Termination” or “Change in Control” section of this proxy statement.

Health, Welfare and Other Personal Benefits

In addition to the principal compensation components described above, Named Executive Officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also, as considered reasonable and appropriate on a case-by-case basis, provide its officers, including its Named Executive Officers, with limited additional perquisites and other personal benefits. For example, Named Executive Officers are provided with a financial planning benefit pursuant to the terms of their employment agreements. The amount of this benefit ($15,000 Messrs. Lowe, Boehne and NeCastro, and $10,000 for Messrs. Contreras and Lansing) was determined based on the fees required for annual financial and estate planning. The financial planning benefit is grossed up for the payment of taxes associated with the compensation value of this benefit.

The Company also provides perquisites that facilitate involvement of executive officers in the business community by sponsoring membership in luncheon and business clubs. All Named Executive Officers are provided with a luncheon club membership to the facility of their choice. Mr. Lowe is provided with a country club membership, per his employment agreement. Mr. Lowe and Mr. Boehne are also provided with memberships to a local business club. The amounts of these perquisites are based on the annual dues for membership to the luncheon or country clubs.

For more information about the perquisites provided in 2006 to each Named Executive Officers, please refer to the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information regarding the compensation earned in 2006 by the Named Executive Officers (NEOs) of The E. W. Scripps Company (“Company”):

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Kenneth W. Lowe
President & Chief	2006	1,050,000	0	3,536,808	2,923,091	1,260,000	1,083,392	69,980	9,923,271
Executive Officer

Richard A. Boehne
Executive Vice
President & Chief	2006	650,000	0	623,312	641,106	455,000	253,089	47,960	2,670,467
Operating Officer

Joseph G. NeCastro
Executive Vice
President & Chief	2006	550,000	0	426,705	433,832	330,000	61,247	129,648	1,931,432
Financial Officer

John F. Lansing
President/Scripps	2006	575,000	0	363,056	297,820	306,176	128,919	34,250	1,705,221
Networks

Mark G. Contreras
Senior Vice President/	2006	473,250	0	225,228	165,825	175,094	68,524	32,408	1,140,329
Newspapers

(1)	Represents the expense recognized in the Company’s 2006 financial statement related to restricted stock and stock option awards, including amounts attributable to awards granted in prior years. The expense was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”). See footnote 20 of the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Annual Report”) for an explanation of the assumptions made by the Company in the valuation of these awards. For information about the awards granted in 2006, please refer to the Grants of Plan-Based Awards section of this proxy statement and to the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. For information on all outstanding equity awards as of December 31, 2006, please refer to the Outstanding Equity Awards at Fiscal Year-End section of this proxy statement.

(2)	Represents the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the 2006 performance period. For additional information about the 2006 annual incentive opportunities under the Executive Annual Incentive Plan, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(3)	Represents the increase in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (“SERP”) from December 31, 2005 to December 31, 2006. For information on these plans, please refer to the Pension Benefits section of this proxy statement. The Company’s NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(4)	Represents the perquisites outlined in the table below. For more information about these benefits, please refer to the CD&A section of this proxy statement.

	Financial	Club	Tax Gross	Matching
	Planning	Dues	Up	Contribution	Total
Name	($)(i)	($)(ii)	($)(iii)	($)(iv)	($)

Mr. Lowe	15,000	12,980	10,500	31,500	69,980
Mr. Boehne	15,000	2,960	10,500	19,500	47,960
Mr. NeCastro	12,500	2,060	98,588	16,500	129,648
Mr. Lansing	10,000	0	7,000	17,250	34,250
Mr. Contreras	9,500	2,060	6,650	14,198	32,408

(i)	Represents all amounts paid by the Company in 2006 for financial planning services.

(ii)	Represents all amounts paid by the Company in 2006 for dining, business and country clubs.

(iii)	Represents reimbursement of taxes imposed on the financial planning benefit. This column also includes the tax gross-up paid to Mr. NeCastro on his loan repayment. To assist Mr. NeCastro in satisfying an obligation with his previous employer, the Company loaned him $356,905 in 2002. Mr. NeCastro must repay the loan, with interest at 4.75% per year, by July 26, 2007. Until such time, the Company will withhold an amount of his annual incentive to repay interest and principal on the loan in an amount equal to the lesser of (i) 50% of his annual incentive earned for each year, or (ii) $80,000. The Company has agreed to pay Mr. NeCastro an additional bonus, the net amount of which will equal the taxes applicable to the portion of the annual incentive withheld for the loan payment. Mr. NeCastro’s obligation was paid in full in 2007.

(iv)	Represents the amount of all matching contributions made in 2006 under the Company’s 401(k) Plan and Executive Deferred Compensation Plan.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding (i) estimated payouts of the annual cash incentive opportunities granted under the Executive Annual Incentive Plan during 2006, (ii) estimated number of restricted shares that could be delivered under the performance-based restricted stock awards granted during 2006, (iii) restricted stock awards granted during 2006, and (iv) stock options granted in 2006:

								All Other	All Other			Grant
								Stock	Option	Exercise		Date Fair
								Awards:	Awards:	or Base	Close	Value of
		Estimated Future Payouts						Number	Number of	Price of	Price of	Stock and
		Under Non-Equity Incentive			Estimated Future Payouts			of Shares	Securities	Option	Option	Stock
		Plan Awards(1)			Under Equity Incentive Plan Awards(1)			of Stock	Underlying	Awards	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/SH)	($/SH)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	(4)	(5)	($)(6)

Mr. Lowe		252,000	1,260,000	1,890,000
	2/23/2006				6,998	34,989	52,484			48.98	48.66
	2/23/2006							50,000		48.98	48.66	2,449,000
	2/23/2006								125,000	48.98	48.66	1,609,139
	2/23/2006								125,000	48.98	48.66	1,609,139
Mr. Boehne		91,000	455,000	682,500
	3/29/2006				4,595	22,976	34,464			44.75	44.85
	3/29/2006								75,000	44.75	44.85	883,500
Mr. NeCastro		66,000	330,000	495,000
	3/29/2006				3,063	15,317	22,976			44.75	44.85
	3/29/2006								50,000	44.75	44.85	589,000
Mr. Lansing		57,500	287,500	431,250
	2/22/2006				1,822	9,110	13,665			48.91	49.17
	2/22/2006								32,500	48.91	49.17	418,376
Mr. Contreras		46,155	230,775	346,163
	2/22/2006				981	4,905	7,358			48.91	49.17
	2/22/2006								17,500	48.91	49.17	225,279
	3/29/2006								15,000	44.75	44.85	176,700

(1)	Represents the incentive opportunities granted in 2006 under the Executive Annual Incentive Plan and the Long-Term Incentive Plan. The “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under these plans when the performance goals were established by the Compensation Committee on February 22, 2006. The threshold equals 20% of the target award and the maximum equals 150% of the target award. The actual 2006 incentive awards were determined on February 21, 2007 and are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. The actual number of restricted shares delivered was determined on February 21, 2007 and is set forth in the Number of Shares or Units of Stock that have Not Vested column of the Outstanding Equity Awards Table of this proxy statement. The executives have no rights to vote or receive cash dividends with respect to the underlying restricted shares until the date on which the actual number of restricted shares are determined and issued to the executive.

(2)	Represents the restricted shares granted to Mr. Lowe in connection with the extension of the term of his employment agreement. Mr. Lowe has all the rights of a shareholder with respect to these restricted shares, including the right to vote the restricted shares and receive any cash dividends that may be paid thereon.

(3)	Represents the number of shares that may be issued to the NEO on exercise of stock options granted.

(4)	Represents the exercise price of each stock option reported in the table, which equals the average of the high and low market prices of the underlying option shares on the date of grant.

(5)	Represents the closing market price of the underlying option shares on the date of grant.

(6)	Represents the grant date fair value, as determined in accordance with FAS 123R, of each equity award listed in the table. See footnote 20 of the 2006 Annual Report for the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each NEO with respect to (i) each option to purchase stock that had not been exercised and remained outstanding as of December 31, 2006, and (ii) each award of restricted stock that had not vested and remained outstanding as of December 31, 2006:

	Option Awards				Stock Awards
						Market	Equity Incentive	Equity Incentive
	Number of	Number of			Number of	Value of	Plan Awards:	Plan Awards:
	Securities	Securities			Shares or	Shares or	Number of	Market or Payout
	Underlying	Underlying			Units of	Units of	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Option		Stock that	Stock That	Units or Other	Shares, Units or
	Options	Options	Exercise	Option	have not	Have Not	Rights That Have	Other Rights That
	(#)(1)	(#)(2)	Price	Expiration	Vested	Vested	Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)	(#)	($)
Mr. Lowe	120,000		24.500	1/23/2010
	120,000		26.395	9/30/2010
	200,000		32.125	1/24/2011
	250,000		37.555	2/19/2012
	41,667	83,333	46.460	2/9/2013
	250,000		39.985	2/25/2013
	41,667	83,333	48.980	2/22/2014
		125,000	48.980	2/22/2014
	125,000	62,500	48.710	3/22/2014

Total	1,148,334	354,166			180,271	9,002,734

Mr. Boehne	40,000		23.655	1/18/2009
	30,000		20.765	2/24/2009
	80,000		24.500	1/23/2010
	100,000		32.125	1/24/2011
	120,000		37.555	2/19/2012
	20,000	40,000	46.460	2/9/2013
	110,000		39.985	2/25/2013
	60,000	30,000	48.710	3/22/2014
		75,000	44.750	3/28/2014

Total	560,000	145,000			39,214	1,958,347

Mr. NeCastro	10,000		38.115	5/22/2012
	14,167	28,333	46.460	2/9/2013
	60,000		39.985	2/25/2013
	40,000	20,000	48.710	3/22/2014
		50,000	44.750	3/28/2014

Total	124,167	98,333			26,714	1,334,097

Mr. Lansing	24,000		32.125	1/24/2011
	70,000		37.555	2/19/2012
	10,834	21,666	46.460	2/9/2013
	60,000		39.985	2/25/2013
		32,500	48.910	2/21/2014
	20,000	10,000	48.710	3/22/2014

Total	184,834	64,166			29,817	1,489,061

Mr. Contreras	5,000	10,000	46.460	2/9/2013
		17,500	48.910	2/21/2014
		15,000	44.750	3/28/2014

Total	5,000	42,500			8,143	406,682	3,000	149,820

(1)	Represents the number of shares underlying the outstanding stock options that have vested.

(2)	Represents the number of shares underlying the outstanding stock options that have not vested. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each unexercisable stock option award are as follows:

		Total Number
		of Unvested
		Stock Options
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	3/23/2004	62,500	62,500 on 3/23/2007
	2/10/2005	83,333	41,667 on 2/15/2007, 41,666 on 2/15/2008
			41,666 on 12/31/2007, 41,667 on 12/31/2008: No
	2/23/2006	83,333
			accelerated vesting upon retirement
	2/23/2006	125,000	41,667 on 2/23/2007 and 2008, 41,666 on 2/23/2009

	Total	354,166

Mr. Boehne	3/23/2004	30,000	30,000 on 3/23/2007
	2/10/2005	40,000	20,000 on 2/15/2007 and 2008
	3/29/2006	75,000	25,000 on 3/15/2007, 2008, and 2009

	Total	145,000

Mr. NeCastro	3/23/2004	20,000	20,000 on 3/23/2007
	2/10/2005	28,333	14,166 on 2/15/2007, 14,167 on 2/15/2008

	3/29/2006	50,000	16,667 on 3/15/2007 and 2008, 16,666 on 3/15/2009

	Total	98,333

Mr. Lansing	3/23/2004	10,000	10,000 on 3/23/2007
	2/10/2005	21,666	10,833 on 2/15/2007 and 2008

	2/22/2006	32,500	10,834 on 2/22/2007, 10,833 on 2/22/2008 and 2009

	Total	64,166

Mr. Contreras	2/10/2005	10,000	5,000 on 2/15/2007 and 2008
	2/22/2006	17,500	5,834 on 2/22/2007, and 5,833 on 2/22/2008 and 2009
	3/29/2006	15,000	5,000 on 3/29/2007, 2008, and 2009

	Total	42,500

(3)	The exercise price equals the fair market value per share of the underlying option shares on the date of grant.

(4)	Represents the number of restricted shares for each NEO outstanding. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each outstanding restricted stock award are as follows:

		Total Number
		of Restricted
		Shares
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	5/1/2003	40,000	40,000 on 1/2/2007 (restricted share units)
	5/1/2003	37,658	37,658 on 1/2/2007
	3/23/2004	7,097	7,097 on 3/23/2007
	2/10/2005	28,454	9,485 on 2/15/2007 and 18,969 on 2/15/2008
	2/22/2006	33,729	8,432 on 3/15/2007 and 2008, 16,865 on 3/15/2009
			16,666 on 12/31/2007 and 16,667 on 12/31/2008: No
	2/23/2006	33,333
			accelerated vesting upon retirement

	Total	180,271

Mr. Boehne	3/23/2004	3,407	3,407 on 3/23/2007
	2/10/2005	13,658	4,553 on 2/15/2007 and 9,105 on 2/15/2008
	2/22/2006	22,149	5,537 on 3/15/2007 and 2008, 11,075 on 3/15/2009

	Total	39,214

Mr. NeCastro	3/23/2004	2,273	2,273 on 3/23/2007
	2/10/2005	9,675	3,225 on 2/15/2007; 6,450 on 2/15/2008
	2/22/2006	14,766	3,700 on 3/15/2007, 2008; 7,399 on 3/15/2009

	Total	26,714

Mr. Lansing	1/1/2004	12,500	12,500 on 12/31/2008
	3/23/2004	1,137	1,137 on 3/23/2007
	2/10/2005	7,398	2,466 on 2/15/2007 and 4,932 on 2/15/2008
	2/22/2006	8,782	2,196 on 3/15/2007 and 2008, 13,174 on 3/15/2009

	Total	29,817

Mr. Contreras	1/1/2005	3,000	1,000 on 2/15/2007 and 2,000 on 2/15/2008: Subject to attainment of performance goals
	2/10/2005	3,415	1,138 on 2/15/2007 and 2,277 on 2/15/2008
	2/22/2006	4,728	1,182 on 3/15/2007 and 2008, 2,364 on 3/15/2009

	Total	11,143

(5)	The value was calculated using the closing market price of the Company’s stock on December 29, 2006 ($49.94 per share).

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to purchase shares of the Company’s stock during 2006, and the vesting of restricted stock awards during 2006:

	Option Awards		Stock Awards
			Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired	Realized on
	Acquired on	Exercise	on Vesting	Vesting
Name	Exercise (#)	($)(1)	(#)	($)(2)

Mr. Lowe	0	0	142,515	6,627,937
Mr. Boehne	0	0	7,958	378,894
Mr. NeCastro	0	0	5,497	262,149
Mr. Lansing	16,000	389,294	3,602	173,676
Mr. Contreras	0	0	2,138	106,718

(1)	Represents the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of (x) the market price per share at the time of exercise, over (y) the per share exercise price of the stock option.

(2)	Represents the product of the number of shares of stock covered by the restricted stock award that vested and the average of the high and low price per share of stock for the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO:

				Payments
		Number of	Present Value	During
		Years	of	Last
		Credited	Accumulated	Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(1)	($)

Mr. Lowe	Scripps Pension Plan	26.67	536,246	0
	SERP	26.67	4,727,779	0
Mr. Boehne(2)	Scripps Pension Plan	21.42	300,428	0
	Cincinnati Newspaper Guild and	2.42	4,652	0
	Post Retirement Income Plan
	SERP	21.42	1,168,966	0
Mr. NeCastro(3)	Scripps Pension Plan	4.67	63,744	0
	SERP	4.67	165,057	0
Mr. Lansing	Scripps Pension Plan	11.42	150,478	0
	SERP	11.42	375,121	0
Mr. Contreras(3)	Scripps Pension Plan	2.00	21,189	0
	SERP	2.00	47,335	0

(1)	The number of years of credited service and the present value of accumulated benefits are calculated as of December 31, 2006. The present value of accumulated benefits was calculated using the same assumptions included in the Company’s 2006 Annual Report on Form 10-K except that a single retirement age of 62 was used.

(2)	Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with The Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income Plan.

(3)	Participants are not vested. Five years of credited service is required to be vested.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible nonunion employees of the Company. The material terms and conditions of the Pension Plan as they pertain to the NEOs include the following:

Benefit Formula:  Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:  Subject to the applicable Internal Revenue Code limit ($220,000 for 2006), compensation includes salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement:  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement:  A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. Mr. Lowe is the only NEO currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Disability Retirement:  A participant is eligible for a disability retirement benefit if his or her employment terminates due to disability, but only if he or she is not receiving disability benefits under another company plan and only if the participant has completed 15 years of service. The monthly disability retirement benefit is equal to the monthly normal retirement benefit, except that the monthly disability retirement benefit for any month prior to age 65 that the participant does not receive Social Security benefits is equal to 1.25% of average monthly compensation multiplied by years of service.

Deferred Vested Benefits:  A participant who is not eligible for a normal, early or disability retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5% for each month the benefit commences before age 65.

Form of Benefit Payment:  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life. Married participants with spousal consent, can elect any optional form. Optional forms of benefits include a joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

Preretirement Death Benefits:  A vested participant’s surviving spouse is generally eligible for a preretirement death benefit if the participant dies before benefit commencement. This monthly benefit is equal to an amount based on the joint and 50% survivor annuity and will begin on the later of the month following the participant’s death or the date the participant would have been eligible to commence a benefit.

Postretirement Death Benefits:  A vested participant’s designated beneficiary is generally eligible for a postretirement death benefit if the participant dies after normal retirement, early retirement or disability retirement benefit. This lump sum benefit is equal to three times the participant’s average monthly compensation, with a minimum benefit of $2,500 and a maximum benefit of $10,000.

The Cincinnati Newspaper Guild and Post Retirement Income Plan

Mr. Boehne was a participant in this plan from July 28, 1985 to January 5, 1988. Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with The Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income Plan. Mr. Boehne’s accrued benefit is frozen in this plan. The benefits are payable at age 65 in the form of a life annuity.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the NEOs include the following:

Eligibility:  An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:  The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9% gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board.

Benefit Entitlement:  A participant becomes entitled to a SERP benefit when he or she becomes entitled to a Pension Plan benefit. Benefits are paid from the SERP at the same time and in the same form of payment as elected under the Pension Plan.

Impact of Section 409A:  Section 409A was added to the Internal Revenue Code in the fall of 2004. Section 409A imposes new restrictions on the SERP with respect to amounts deferred after December 31, 2004 and earnings thereon. These new restrictions generally define the earliest date that payments may commence under the plan and limit the ability of participants to receive accelerated payments or to tie the time and form of payment to a qualified plan election. As permitted under existing guidance, the Company will amend the SERP on or before December 31, 2007 to conform to Section 409A pending final regulations. In the meantime, the SERP will be administered in good faith compliance with the new rules, as permitted by current IRS guidance.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2006:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)	($)	($)

Mr. Lowe	49,800	24,900	68,988	0	647,047
Mr. Boehne	25,800	12,900	64,580	0	506,215
Mr. NeCastro	19,800	9,900	39,964	0	331,837
Mr. Lansing	130,550	10,650	35,574	0	521,199
Mr. Contreras	15,195	7,598	520	0	26,361

(1)	Represents the base salary deferred by each NEO during 2006. These deferrals are included in the Salary column of the Summary Compensation Table. No NEO deferred any annual incentive paid during 2006.

(2)	Represents the matching contribution credited to each NEO during 2006. These matching contributions are included in the All Other Compensation column of the Summary Compensation Table.

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50% of their pretax base salary and up to 100% of their pretax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. After a participant completes one year of service with the Company, he is also entitled to a 50% matching credit on base salary deferrals, up to 6% of base salary. Payments are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. The Company may accelerate payments in the event of a participant’s disability, death or severe hardship. Payments are automatically accelerated and paid in a lump sum in the event of a change in control of the Company. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2006, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require the corporation or its successors to pay or provide certain compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control of the Company. The estimated amount of compensation and benefits payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2006. Noted below are other material assumptions used in calculating the estimated compensation and benefits under each triggering event. The actual amounts that would be paid to a NEO upon certain terminations of employment or upon a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as earned but unpaid salary or accrued vacation pay. The estimates also do not take into account benefits each NEO would be entitled to receive upon termination of employment generally under the retirement plans and programs described in the Pension Benefits section and the Nonqualified Deferred Compensation section of this proxy statement. Nonetheless, this section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive:

•	Continued salary payments for the greater of three years or the balance of the term remaining at the time of such termination.

•	A lump sum payment equal to the target annual incentive opportunity then in effect times the greater of two or the number of years (prorated for partial years) remaining under the term of the agreement.

•	A lump sum payment equal to his target annual incentive opportunity for the year of termination, prorated for the number of days of employment during the performance period.

•	Continued participation in all employee benefit plans for the greater of two years or the balance of the term of the agreement (reduced by any substantially equivalent benefits provided to him by another employer).

•	Immediate vesting of outstanding equity awards, with the options remaining exercisable for the remainder of the original term.

For purposes of Mr. Lowe’s employment agreement, the term “cause” generally means: (i) the executive’s gross misconduct or gross neglect in the performance of his duties, which results in harm to the Company; or (ii) the executive’s material breach of any material provision of the employment agreement or any written employment policy of the Company: or (iii) the executive’s conviction of, or his pleading guilty to or no contest with respect to, a felony involving embezzlement or theft; or his conviction of a felony or misdemeanor crime, in either case involving an act or series of acts involving moral turpitude. The term “good reason” generally means: (i) the reduction of the executive’s base salary or target annual incentive opportunity; (ii) any failure by the Company to continue in effect the Long-Term Incentive Plan or provide other similar plans pursuant to which the executive will be eligible to receive grants of equity awards or provide substitutes which in the aggregate provide substantially comparable economic benefits to those he has been receiving; (iii) the assignment to the executive of any duties inconsistent with, or a material diminution of, the executive’s duties, titles, offices, responsibilities or status, or any removal of the executive from or any failure to reelect or reappoint him to any positions set forth in the employment agreement, including as a director of the Company; (iv) a change in reporting structure such that the executive reports to someone other than the Board of Directors; (v) relocation or reassignment of the executive, without his consent, to work in a location more than 25 miles outside of the Cincinnati, Ohio metropolitan area; (vi) the Company’s failure to cure within 30 days of notice any material breach of this employment agreement by the Company; or (vii) the failure of any successor to all or substantially all of the Company’s assets to assume the Company’s obligations under the employment agreement.

Employment Agreement for Mr. Lansing

Under Mr. Lansing’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within one year following a Change in Control), the Company must pay to him a lump sum amount equal to three times his annual base salary. For purposes of this agreement, the term “cause” means (i) the executive’s commission of a felony or an act or series of acts that in any case results in material injury to the business or reputation of the Company, or the executive’s willful failure to perform his duties; or (ii) the executive’s breach of any material provision of the employment agreement. The term “good reason” means (i) the reduction of the executive’s annual salary or annual incentive opportunity; (ii) the assignment to the executive of any duties materially inconsistent with, or a material diminution of, the executive’s duties, offices, or responsibilities, or any removal of the executive from or any failure to reelect or reappoint him to any of such offices; or (iii) the material breach of the employment agreement by the Company.

Other Employment Agreements

Under the employment agreement for Mr. Contreras, if the Company terminates the executive’s agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive for the greater of 12 months or the balance of the term remaining at the time of such termination (i.e., through June 19, 2009):

•	A lump sum amount equal to his annual base salary.

•	Payments equal to his targeted annual incentive then in effect, payable pursuant to the terms of the annual incentive plan.

•	The COBRA premiums for the executive’s medical and dental coverage.

•	The executive will also be entitled to continued life insurance coverage for the same period (subject to reduction to the extent that he receives life insurance coverage at no cost from another employer).

Under the employment agreements for each of Messrs. Boehne and NeCastro, if the Company terminates the executive’s agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive for the greater of 18 months or the balance of the term remaining at the time of such termination (i.e., through June 15, 2009):

•	Continued salary payments in accordance with Company payroll practices.

•	Payments equal to his targeted annual incentive then in effect, payable pursuant to the terms of the annual incentive plan.

•	The COBRA premiums for the executive’s medical and dental coverage.

•	The executive will also be entitled to continued life insurance coverage for the same period (subject to reduction to the extent that he receives life insurance coverage at no cost from another employer).

In general, Messrs. Contreras, Boehne and NeCastro may not engage in conflicting business activities or work for a competitor during the term of the agreement, or, if earlier, until the end of the sixth month following a qualifying termination of employment described above. In addition, the executives may not solicit Scripps’ employees or make disparaging or derogatory comments about the Company during the term of the agreement and for 12 months thereafter. The executives must also protect the Company’s confidential information during the term of the agreement and thereafter.

For purposes of the employment agreements for Messrs. Contreras, Boehne and NeCastro, the term “cause” generally means: (i) embezzlement, fraud or other conduct that would constitute a felony; (ii) willful unauthorized disclosure of confidential information; (iii) a material breach of the agreement; (iv) gross misconduct or gross neglect in the performance of the executive’s duties under the agreement; (v) willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities, or the willful destruction or failure to preserve documents or other material known to be relevant to such an investigation, or the willful inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or (vi) willful and material violation of the Company’s written conduct policies, including but not limited to the Company’s employment handbook and ethics code. The term “good reason” generally means without the executive’s consent: (i) the assignment of duties or responsibilities substantially inconsistent with the executive’s position or duties; (ii) the withdrawal of material portions of the executive’s duties described in the agreement; (iii) the relocation of the executive’s position outside the Cincinnati, Ohio metropolitan area; (iv) the material breach by the Company of the agreement; (v) the failure of any successor to substantially all of the

Company’s assets to assume the Company’s obligations under the agreement; or (vi) with respect to Mr. Contreras, a change in reporting structure such that the executive reports to someone other than the Chief Operating Officer or the Chief Executive Officer of the Company.

Executive Bonus Plan

Upon a NEO’s termination of employment prior to the end of the year, he would be entitled to receive a prorated annual incentive under the Executive Bonus Plan based on the extent to which the applicable performance goals have been achieved for the entire performance period (subject to reduction at the sole discretion of the Compensation Committee).

Termination without Cause
or for Good Reason	Mr. Lowe	Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Contreras

Cash Severance	5,670,000	2,707,250	2,156,000	1,725,000	1,759,875
Interrupted Bonus	1,260,000	455,000	330,000	306,176	175,094

Equity
Restricted Stock (1)	9,002,734	0	0	0	0
Unexercisable Options (2)	566,875	0	0	0	0

Sub-Total	9,569,609	0	0	0	0

Other Benefits
Health & Welfare (3)	160,876	37,002	43,764	0	40,542
Retirement (4)	1,533,579	0	0	0	0

Sub-Total	1,694,455	37,002	43,764	0	40,542

Total	18,194,064	3,199,252	2,529,764	2,031,176	1,975,511

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2006, multiplied by (ii) $49.94 per share (the closing market price of the Company’s stock on December 29, 2006). The number of restricted stock awards outstanding on December 31, 2006 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2006.

(2)	Represents the product of (i) the number of shares underlying the unvested stock options as of December 31, 2006, multiplied by (ii) the excess of the $49.94 per share (the closing market price of the Company’s stock on December 29, 2006), over the per share exercise price of the stock option.

(3)	For Mr. Lowe, this amount represents the premiums for continued medical, dental, disability, life and accidental death insurance, along with continued perquisites and other benefits included in the All Other Compensation column of the Summary Compensation Table. For Messrs. Boehne, NeCastro and Contreras, the amounts represent premiums for continued medical, dental and life insurance coverage.

(4)	For Mr. Lowe, this amount represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2007, including a 4.69% interest rate and the GAR94 mortality table.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability”, the executive, his estate and/or his family become entitled to the following benefits:

•	Continued salary payments for two years following the death or permanent disability (subject to reduction for any proceeds received under any life insurance policy maintained by the Company or any benefits received under the Company’s disability plans).

•	In the event of permanent disability, payments equal to no less than 60% of his per annum rate of base salary in effect on his permanent disability, for each year after the end of the two-year period beginning on the date of the executive’s permanent disability until he attains age 65.

•	Continued medical benefits for the executive and his covered family members for two years following the death or permanent disability.

•	A lump sum payment equal to the executive’s target annual incentive opportunity for the year of the death or permanent disability, prorated for the portion of the year through his death or permanent disability.

•	Immediate vesting of all outstanding equity awards, with the options remaining exercisable for the remainder of the original terms.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Employment Agreement for Mr. Lansing

Under Mr. Lansing’s employment agreement, if he dies or becomes permanently disabled (as defined under and covered by the Company’s disability plan), the Company must pay his annual incentive that he otherwise would have earned for the year of his death or disability, prorated for the portion of the year through his death or disability.

Other Employment Agreements

Under the employment agreements for each of Messrs. Boehne, NeCastro and Contreras, if the executive dies or becomes disabled (as defined under and covered by the Company’s disability plan), the Company must provide him, his beneficiary and/or his family the following benefits:

•	Continued salary payments for one year following death or disability.

•	A lump sum amount equal to his target annual incentive opportunity prorated to cover the period commencing January 1 of the calendar year of his death or disability and ending one year after death or disability (or, with respect to Mr. Contreras only, prorated through the date of death or disability).

•	Continued medical benefits for covered family members for one year following the death or disability.

•	In the event of Mr. NeCastro’s death or disability, forgiveness of any remaining principal and interest he owes to the Company under the loan agreement dated May 2, 2002. The loan agreement shall then be terminated.

Long-Term Incentive Plan

If a NEO dies or becomes disabled (as defined under and covered by the Company’s disability plan), then any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date. With respect to performance-based restricted stock awards, those shares will vest based on the extent to which the applicable performance goals have been achieved for the entire performance period.

Executive Bonus Plan

Each NEO would be entitled to receive a prorated annual incentive upon death or disability based on the extent to which the applicable performance goals have been achieved for the entire performance period (subject to reduction in the sole discretion of the Compensation Committee).

Termination Due to Death or	Mr. Lowe		Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Contreras
Disability	Death	Disability	Either	Either	Either	Either

Cash Severance	2,100,000	6,056,400	1,560,000	1,210,000	0	950,000
Interrupted Bonus	1,260,000	1,260,000	455,000	330,000	306,176	175,094
Forgiveness of Loan	0	0	0	81,874	0	0

Equity
Restricted Stock (1)	9,002,734	9,002,734	1,958,347	1,334,097	1,489,061	406,682
Performance Shares (2)	0	0	0	0	0	149,820
Unexercisable Options (3)	566,875	566,875	565,350	382,700	121,175	130,675

Sub-Total	9,569,609	9,569,609	2,523,697	1,716,797	1,610,236	687,177

Other Benefits
Health & Welfare (4)(5)	20,916	3,968,370	1,794	4,554	0	2,565

Total	12,950,524	20,854,378	4,540,491	3,343,225	1,916,412	1,814,836

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2006, multiplied by (ii) $49.94 per share (the closing market price of the Company’s stock on December 29, 2006). For each NEO, the number of restricted stock awards outstanding on December 31, 2006 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2006.

(2)	Mr. Contreras has one performance-based restricted stock award that was not earned as of December 31, 2006.

(3)	Represents the product of (i) the number of shares underlying the unvested stock options as of December 31, 2006, multiplied by (ii) the excess of $49.94 per share (the closing market price of the Company’s stock on December 29, 2006), over the per share exercise price of the stock option.

(4)	For Mr. Lowe, this amount represents premiums for continued medical benefits along with an annual supplemental disability benefit equal to 60% of his base salary, payable during the period from January 1, 2009 through April 7, 2015 (age 65).

(5)	For Messrs. Boehne, NeCastro and Contreras, represents the premiums for continued medical and dental insurance coverage.

Change in Control

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, all outstanding equity awards held by him will vest upon a Change in Control with the options remaining exercisable for the remainder of the original terms. For purposes of Mr. Lowe’s employment agreement, a change in control generally means any of the following: (i) an acquisition of a majority of the outstanding voting common shares of the Company, excluding, however, The Edward W. Scripps Trust and any person that is or becomes a party to the Scripps Family Agreement; (ii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority; or (iii) the disposition of assets accounting for 90% or more of the Company’s revenues pursuant to a merger, consolidation, sale or liquidation (unless The Edward W. Scripps Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring or surviving entity).

Senior Executive Change in Control Plan

Under the terms of the Senior Executive Change in Control Plan, all outstanding equity awards held by all NEOs except Mr. Lowe will vest upon a change in control with the options remaining exercisable for the remainder of the original terms. Under the terms of the Executive Deferred Compensation Plan, the vested account balance of each NEO will be valued and payable in a lump sum upon a change in control. For purposes of these two plans, a change in control generally means any of the following: (i) an acquisition of a majority of the outstanding voting common shares of the Company, excluding, however, The Edward W. Scripps Trust and any person that is or becomes a party to the Scripps Family Agreement; or (ii) the disposition of assets accounting for 90% or more of the Company’s revenues pursuant to a merger, consolidation, sale or liquidation (unless the trust or the parties to the family agreement have a direct or indirect controlling interest in the acquiring or surviving entity).

Change in Control
(Single Trigger)	Mr. Lowe	Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Contreras

Equity
Restricted Stock (1)	9,002,734	1,958,347	1,334,097	1,489,061	406,682
Performance Shares (2)	0	0	0	0	149,820
Unexercisable Options (3)	566,875	565,350	382,700	121,175	130,675

Total	9,569,609	2,523,697	1,716,797	1,610,236	687,177

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2006, multiplied by (ii) $49.94 per share (the closing market price of the Company’s stock on December 29, 2006). For each NEO, the number of restricted stock awards outstanding on December 31, 2006 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2006.

(2)	Mr. Contreras has one performance-based restricted stock award that was not earned as of December 31, 2006.

(3)	Represents the product of (i) the number of shares underlying the unvested stock options as of December 31, 2006, multiplied by (ii) the excess of $49.94 per share (the closing market price of the Company’s stock on December 29, 2006), over the per share exercise price of the stock option.

Qualifying Termination Following a Change in Control

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the employment agreement without “cause” within two years after a “change in control” or the executive terminates it for “good reason” within such two-year period, the Company or its successor must provide him with the following benefits:

•	A lump sum amount equal to three times the greater of his then current salary or his salary at the highest annualized rate paid in the three calendar years prior to the date of termination.

•	A lump sum amount equal to three times the greater of 100% of his target annual incentive opportunity for the year of such termination or the highest annual incentive he received for the three calendar years prior to termination.

•	Until the earliest of the third anniversary of the change in control termination, the executive’s death or his securing of full-time employment which provides substantially equivalent benefits, benefits substantially equivalent to those which were received immediately prior to the date of termination or change in control.

•	Reasonable outplacement services for a period of 18 months after the date of termination.

•	Reimbursement for his reasonable legal expenses in an amount not to exceed $75,000 should he have to institute legal proceedings to enforce the change in control provisions of the agreement.

The terms “cause” and “good reason” under the executive’s employment agreement are described above under the heading Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”. The term “change in control” is defined above under the heading Change in Control.

Senior Executive Change in Control Plan

Each NEO, except Mr. Lowe, participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause”, death or disability or if the executive resigns for “good reason,” within two years after a “change in control”, then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to 2.5 times for Messrs. Boehne and NeCastro, and 2.0 times for Messrs. Lansing and Contreras of the executive’s annual base salary and annual incentive.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 30 months for Messrs. Boehne and NeCastro, and 24 months for Messrs. Lansing and Contreras.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans the executive would have received if his age and years of service at the time of termination were increased by 2.5 years for Messrs. Boehne and NeCastro, and 2.0 years for Messrs. Lansing and Contreras.

For purposes of the above, base salary equals the executive’s highest annualized rate of base salary in effect at any time during the year of termination and the three full prior calendar years preceding termination. Annual incentive means the higher of (i) an executive’s target annual incentive opportunity in the year of termination or (ii) the executive’s highest actual annual incentive earned in the three full calendar years prior to termination of employment.

Under the change in control plan, the term “cause” generally means: (i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary; (ii) willful failure to perform duties of employment; or (iii) breach of any material term, provision or condition of employment. The term “good reason” means (i) a material reduction in the executive’s annual salary or annual incentive opportunity; (ii) the assignment to the executive of duties, offices or responsibilities materially inconsistent with, or materially less than, his duties, offices or responsibilities immediately prior to the change in control, or any removal of an executive from, or any failure to reelect or reappoint him to, any office or director position he held immediately prior to the change in control; (iii) the relocation or reassignment of the executive, without his/her consent, to regularly work in a location more than 50 miles outside of the metropolitan area in which he was located as an employee immediately prior to such change in control; (iv) the failure by any successor to the Company to assume the obligations of the Company under any employment agreement applicable to the executive; or (v) the Company’s (or successor’s) failure to correct a breach of any material term, provision or condition of employment of the executive. The term “change in control” is defined above under the heading Change in Control.

Executive Bonus Plan

Under the Executive Bonus Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs. The term “change in control” generally has the same definition as used under the Long-Term Incentive Plan, as defined above under the heading Change in Control.

Gross-Up for Golden Parachute Excise Tax

In each case described above, if any payments or benefits that an NEO receive in connection with a change in control, whether under an employment agreement, plan or otherwise, are subject to the golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code, the executive will be entitled to an additional payment so that the executive is placed in the same after-tax position as if no excise tax had been imposed.

Change in Control
(Double Trigger)	Mr. Lowe	Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Contreras

Cash Severance	6,930,000	2,762,500	2,200,000	1,744,858	1,411,550
Interrupted Bonus	1,260,000	455,000	330,000	306,176	175,094

Other Benefits
Health & Welfare (1)	93,681	79,160	79,126	64,034	63,119
Outplacement	50,000	0	0	0	0
Tax Gross-Ups (2)	0	0	1,255,422	911,683	774,681
Retirement (3)	2,353,261	174,718	359,698	94,823	148,075

Sub-Total	2,496,942	253,878	1,694,246	1,070,540	985,875

Total	10,686,942	3,471,378	4,224,246	3,121,574	2,572,519

(1)	For Mr. Lowe, this amount represents premiums for continued medical, dental, disability, life and accidental death insurance along with continued perquisites and other benefits included in the “All Other Compensation” column of the Summary Compensation Table. For the other NEOs, the amounts represent premiums for continued medical, dental, disability, life and accidental death insurance.

(2)	Represents the gross-up for the golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. The calculation assumed the change in control and termination occurred on December 31, 2006 and used the closing stock price and applicable interest rates as of that date.

(3)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2007, including a 4.69% interest rate and the GAR94 mortality table.

Retirement

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he voluntarily terminates employment with the Company on or after January 1, 2007, all outstanding equity awards granted pursuant to his employment agreement will vest with the options remaining exercisable for the remainder of the original terms. If he voluntarily terminated employment with the Company prior to January 1, 2007, all outstanding equity awards granted pursuant to his employment agreement, other than those described below, would vest with the options remaining exercisable for the remainder of the original terms. The following equity awards would be forfeited:

•	The 37,658 remaining unvested restricted shares from the June 16, 2003 Restricted Share Award Agreement granted to the executive under the Long-Term Incentive Plan.

•	The remaining 40,000 unvested restricted share units that were obtained through a conversion of restricted shares in September 2004.

Long-Term Incentive Plan

If any NEO other than Mr. Lowe retires, then any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date. With respect to performance-based restricted stock awards, those shares will vest based on the extent to which the applicable performance goals have been achieved for the entire performance period.

Executive Bonus Plan

Each NEO would also be entitled to receive a prorated annual incentive upon his retirement based on the extent to which the applicable performance goals have been achieved for the entire performance period (subject to reduction in the sole discretion of the Compensation Committee).

Only Mr. Lowe is eligible for retirement as of December 31, 2006.

Termination Due to
Retirement	Mr. Lowe

Interrupted Bonus	1,260,000

Equity
Restricted Stock(1)	3,459,843
Unexercisable Options(2)	486,874

Sub-Total	3,946,717

Total	5,206,717

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2006, multiplied by (ii) $49.94 per share (the closing market price of the Company’s stock on December 29, 2006). The number of restricted stock awards outstanding on December 31, 2006 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2006. Per Mr. Lowe’s agreement, he forfeits 40,000 restricted share units and 37,659 restricted shares if he retires prior to January 1, 2007. In addition, he forfeits 50,000 restricted shares that do not accelerate upon retirement. Because the calculations assume a retirement on December 31, 2006, these shares and units are not included in the above table.

(2)	Represents the product of (i) the number of shares underlying the unvested stock options as of December 31, 2006, multiplied by (ii) the excess of $49.94 per share (the closing market price of the Company’s stock on December 29, 2006), over the per share exercise price of the stock option. Mr. Lowe forfeits 125,000 options that do not accelerate upon retirement.

Voluntary Termination

Employment Agreement for Mr. Lansing

Under the employment agreement for Mr. Lansing, if the executive voluntarily terminates employment, the Company may make monthly continued salary payments to the executive for up to 12 months. In return, the executive may not engage in conflicting business activities, work for a competitor or solicit Scripps’ employees while receiving monthly payments.

Involuntary Termination For “Cause”

If Mr. Lowe’s employment is terminated for “cause” on December 31, 2006, his 40,000 restricted share units and 37,659 restricted shares granted under his employment agreement shall vest immediately. For this purpose, the term “cause” generally means: (i) the executive’s gross misconduct or gross neglect in the performance of his duties, which results in harm to the Company; or (ii) the executive’s material breach of any material provision of the employment agreement or any written employment policy of the Company. The value of these shares as of December 31, 2006 is $3,878,290. These shares vested on January 2, 2007.

In general, an executive may not engage in conflicting business activities, work for a competitor, or solicit Scripps’ employees during the term of the agreement, or for 12 months following a termination of employment for “cause”. The executive must also protect the Company’s trade secrets and confidential information during the term of the agreement and thereafter, and return all trade secrets, confidential information and any related documents to the Company upon termination.

Non-Renewal of Agreement

Employment Agreements for Messrs. Boehne, NeCastro and Contreras

Under the employment agreements for each of Messrs. Boehne, NeCastro and Contreras, if the Company gives proper notice that it does not intend to employ the executive beyond the term of the employment agreement and if the executive executes a waiver and non-competition agreement, the executive will be entitled to the following benefits for a period of 12 months (six months for Mr. Contreras) following termination of employment:

•	Continued salary payments in accordance with Company payroll practices.

•	Payments equal to his targeted annual incentive then in effect (prorated for Mr. Contreras for the six month period), payable pursuant to the terms of the annual incentive plan.

•	Payment of COBRA premiums for the executive’s medical and dental coverage.

•	Continued life insurance coverage (subject to reduction to the extent that he receives life insurance coverage at no cost from another employer).

Messrs. Contreras, Boehne and NeCastro may not engage in conflicting business activities or work for a competitor for 12 months (six months for Mr. Contreras) following the executive’s termination of employment. In addition, the executives may not solicit Scripps’ employees or make disparaging or derogatory comments about the Company for 12 months following the executive’s termination of employment. The executives must also continue to protect the Company’s confidential information following termination of employment.

Executive Bonus Plan

Under the Executive Bonus Plan, in the event that a participant’s employment terminates following the expiration of the employment agreement, the Company would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Termination Due to Non-
Renewal of Agreement	Mr. Boehne	Mr. NeCastro	Mr. Contreras

Cash Severance	1,105,000	880,000	356,250
Interrupted Bonus	455,000	330,000	175,094

Other Benefits
Health & Welfare(1)	83,556	90,284	63,758

Total	1,643,556	1,300,284	595,102

(1)	Represents the premiums for continued medical, dental and life insurance coverage.

Director Compensation

The following table sets forth information regarding the compensation earned in 2006 by nonemployee directors:

	Fees
	Earned or
	Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)	($)(2)	($)

William R. Burleigh	174,500	0	122,756	11,417	308,673
John H. Burlingame	80,500	0	122,756		203,256
David A. Galloway	71,000	0	122,756		193,756
Jarl Mohn	67,500	0	122,756		190,256
Nicholas B. Paumgarten	65,500	0	122,756		188,256
Jeffrey Sagansky	80,000	0	122,756		202,756
Nackey E. Scagliotti	67,000	0	122,756		189,756
Paul K. Scripps	55,000	0	122,756		177,756
Edward W. Scripps	67,500	0	122,756		190,256
Ronald W. Tysoe	101,500	0	122,756		224,256
Julie A. Wrigley	90,500	0	122,756		213,256

(1)	Represents the expense recognized in the Company’s financial statements for the fiscal year ending December 31, 2006. The expense was determined in accordance with FAS 123R. See footnote 20 of the 2006 Annual Report for the assumptions used by the Company in the valuation of these awards. The grant date fair value of each stock option granted to the directors in 2006 was $12.28.

(2)	Represents the fees paid to Mr. Burleigh for country, dining and business club dues, financial planning, tax services, and secretarial assistance pursuant to his retirement agreement.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate nonemployee directors for their service on the board and an equity component, which is designed to align the interests of nonemployee directors and shareholders. The Company also provides certain other benefits to nonemployee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each nonemployee director is entitled to receive an annual cash retainer of $40,000. The chairman is entitled to receive an additional annual cash retainer of $100,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board	$2,500
Executive, Compensation and Nominating & Governance Committees	$2,000
Audit Committee	$2,500
Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating & Governance Committee	$3,000

Equity Compensation

Consistent with past practice, in May 2006 nonemployee directors who were elected at the 2006 annual shareholder meeting received a nonqualified stock option award to purchase 10,000 shares at a price equal to the fair market value of the shares on the date of grant. The stock options have a term of ten years and are exercisable on the anniversary of the date of grant. They may be forfeited only upon removal from the board for cause. The awards were first approved at the February 2006 meeting of the board of directors.

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by nonemployee directors to qualifying organizations. This program is also available to all Scripps’ employees.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of at least 50 percent of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common stock, or to a fixed income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of shares of Class A Common stock.

The following table provides the number of stock options that had not been exercised and remained outstanding as of December 31, 2006. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the Board for cause.

Aggregate Number of
Shares Underlying
Stock Options Awards
Name	(#)

Mr. Burleigh	330,000
Mr. Burlingame	60,000
Mr. Galloway	45,000
Mr. Mohn	50,000
Mr. Paumgarten	77,800
Mr. Sagansky	35,000
Ms. Scagliotti	74,000
Mr. P.K. Scripps	50,000
Mr. E.W. Scripps	74,000
Mr. Tysoe	80,000
Ms. Wrigley	50,000

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn, Edward W. Scripps and Ronald W. Tysoe are the members of the Company’s compensation committee.

Mr. Edward W. Scripps is a lifetime Emeritus Trustee of the Scripps Howard Foundation.

Mr. Burlingame, Mrs. Scagliotti and Mr. Edward W. Scripps are the trustees of The Edward W. Scripps Trust and for 2007 are expected to continue to serve as trustees. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Mr. Scripps and Mrs. Scagliotti are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2006. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.  The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of the Trust. Such persons and trusts (the “Signatories”) consist of certain grandchildren of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2007, the Signatories would have held in the aggregate approximately 93% of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.  No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.  The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the meeting. Each Signatory will be bound by the decision reached with respect to each matter brought before such meeting, and, at the related meeting of the shareholders of the Company, will vote his Common Voting Shares in accordance with decisions reached at the meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.

JPSN Board Representation Agreement.  The Edward W. Scripps Trust and John P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. John P. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company’s board of directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the JPSN Merger and (ii) the shares received by them from John P. Scripps’ estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps’ children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company’s board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.

Stockholder Agreement.  The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were filed on time with two exceptions. Mr. Tim Peterman, Senior Vice President/Corporate Development, filed two Form 4’s, representing sales of the Company’s Class A Common Shares late. One sale took place on August 30, 2006 and the Form 4 was filed on November 1, 2006. The second sale occurred on December 20, 2006 and the Form 4 was filed on December 26, 2006.

ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At its February 21, 2007 meeting, the audit committee of the board of directors approved the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2007. A representative of Deloitte & Touche LLP, the Company’s independent registered public accounting firm during 2006, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

REPORT ON SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2008 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 2, 2007, for inclusion in the Company’s proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2008 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before January 4, 2008. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2008 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board does not know of any other matters which will be presented for action at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2006 is enclosed.

By order of the board of directors,

Mary Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs

March 15, 2007

[This Page Intentionally Left Blank]

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Vote by Mail

The E. W. SCRIPPS COMPANY	PROXY FOR COMMON VOTING SHARES
     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, April 26, 2007 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) William R. Burleigh, (02) John H. Burlingame, (03) Kenneth W. Lowe, (04) Jarl Mohn, (05) Jeffrey Sagansky, (06) Nackey E. Scagliotti, (07) Edward W. Scripps and (08) Paul K. Scripps.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.
(Continued, and to be signed, on the other side.)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 15, 2007 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated , 2007
(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Vote by Telephone – 1-xxx-xxx-xxx (provided by Mellon)
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Vote by Mail

THE E. W. SCRIPPS COMPANY	PROXY FOR CLASS A COMMON SHARES
     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, April 26, 2007 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) David A. Galloway, (02) Nicholas B. Paumgarten, (03) Ronald W. Tysoe and (04) Julie A. Wrigley.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.
(Continued, and to be signed, on the other side.)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 15, 2007 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated , 2007
(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.